SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ------------

                                 AMENDMENT NO. 2

                                       TO

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    THE CHILDREN'S PLACE RETAIL STORES, INC.

             (Exact name of the Registrant as specified in its charter)


          DELAWARE                                           31-1241495
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                          Identification No.)


                ONE DODGE DRIVE, WEST CALDWELL, NEW JERSEY 07006
               (Address of principal executive offices) (Zip Code)



If this Form relates to the registration of a class of securities and pursuant to Section 12(b) of th eExchange Act is effective pursuant to General Instruction A(c), check the following box. [ ]


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to effective pursuant to General Instruction A(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable): 333-31535


Securities to be registered pursuant to Section 12(b) of the Act:

   Title Of Each Class                           Name Of Each Exchange on
   to be so Registered                     Which Each Class is to be Registered

        NONE

Securities to be registered pursuant to Section 12(g) of the Act:

       Common Stock, par value $.10 per share

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant incorporates by reference herein the description of the Registrant's Common Stock appearing under the caption "Description of Capital Stock" in the Registrant's preliminary prospectus, dated September 18, 1997, included in Amendment No. 2 to the Registrant's registration statement on Form S-1 (No. 333-31535) (the "Registration Statement") as filed with the Securities and Exchange Commission (the "SEC") on September 18, 1997, as such description may be amended in any preliminary or final prospectus included or deemed to be included in an amendment to the Registration Statement subsequently filed with the SEC. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A.

ITEM 2.  EXHIBITS.

The following exhibits are filed herewith:

         3.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registration Statement and incorporated herein by reference).

         3.2      Amended and Restated Bylaws of the Registrant (filed as
                  Exhibit 3.2 to the Registration Statement and incorporated herein by reference).

         4.1 Form of Certificate for Common Stock, par value $ .10 per share, of the Registrant (filed as Exhibit 4.1 to the Registration Statement and incorporated herein by reference).

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    The Children's Place Retail Stores, Inc.


Date: September 18, 1997           By:     /S/ STEVEN BALASIANO
                                           Steven Balasiano
                                           Vice President, Secretary
                                           and General Counsel